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                                   EXHIBIT 21



                       QUIXOTE CORPORATION & SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY
                               as of June 30, 1998

                                                          Jurisdiction
                                                           Under Which
QUIXOTE CORPORATION (PARENT)                                Organized
----------------------------                              -------------
Energy Absorption Systems, Inc.                           Delaware
 Composite Components, Inc.                               Delaware
 E-Tech Testing Services, Inc.                            Delaware
 Safe-Hit Corporation                                     Nevada
 Spin-Cast Plastics, Inc.                                 Indiana

TranSafe Corporation                                      Delaware
 Roadway Safety Service, Inc.                             Delaware
 Highway Information Systems, Inc.                        Delaware

LaserVideo Acquisition Corporation                        Delaware

Legal Technologies, Inc.                                  Delaware
 Litigation Communications, Inc.                          Delaware
 Quixote Steno Corporation                                Delaware
  Quixote DPI Corporation                                 Delaware
   Court Technologies, Inc.                               Delaware
  Quixote IIS Corporation                                 Delaware
  Quixote Limited                                         United Kingdom
  Quixote LSI Corporation                                 Delaware

QualAir Corporation                                       Delaware

Quixote Foreign Sales Corporation                         U.S. Virgin Islands

Quixote Laser Corporation                                 Delaware

Quixote Research Corporation                              Delaware

All of the subsidiaries listed above are wholly-owned by Quixote except as follows:

Energy Absorption Systems, Inc. is the sole shareholder of Composite Components, Inc., E-Tech Testing Services, Inc., Safe-Hit Corporation and Spin-Cast Plastics, Inc.

TranSafe Corporation is the sole shareholder of Roadway Safety Service, Inc. and Highway Information Systems, Inc.

Legal Technologies, Inc. is the sole shareholder of Litigation
Communications, Inc. and Quixote Steno Corporation.

Quixote Steno Corporation is the sole shareholder of Quixote DPI Corporation, Quixote IIS Corporation, Quixote Limited and Quixote LSI Corporation.

Quixote DPI Corporation is the sole shareholder of Court Technologies, Inc.

The Company owns all of the preferred stock of LaserVideo Acquisition Corporation (LVAC) and shares voting power with respect to the outstanding common stock. The preferred stock has voting rights and represents 50% of the voting stock of LVAC.